Exhibit 8

DEED OF AMENDMENT NO. 2 TO SALE AND PURCHASE AGREEMENT

This Deed of Amendment No. 2 (the “Amendment”) to Sale and Purchase Agreement is made on 15 February 2018 (the “Effective Date”) between

1)        ACIL Luxco 1, S.A., a company incorporated in Luxembourg (registered number B212453) and whose registered office is at 48 Boulevard Grande-Duchesse Charlotte, L-1330 Luxembourg (the “Seller”);

2)        Algonquin Power & Utilities Corp., a company incorporated under the federal laws of Canada (corporation number 236237-6) and whose registered office is at 354 Davis Road, Suite 100, Oakville, Ontario, Canada L6J 2X1 (the “Purchaser”); and

3)        Abengoa, S.A., a public company with limited liability (sociedad anónima), duly incorporated and existing under the laws of Spain, with registered address at Campus Palmas Altas, Calle Energía Solar, 1, Sevilla (Spain), registered with the Mercantile Registry of Sevilla in Volume 5683, Sheet 62, Page SE-1507 and bearer of Spanish tax identification number A 41002288 (“Abengoa”).

WHEREAS, the Parties and Abengoa entered into a Sale and Purchase Agreement dated 1 November 2017 (the “Original Agreement”) for the sale and purchase of certain shares of Atlantica Yield plc, which was then amended by a Deed of Amendment No. 1 to Sale and Purchase Agreement dated 31 January 2018 (the Original Agreement, as amended, is referred to as the “Existing Agreement”); and

WHEREAS, the Parties and Abengoa desire to amend the Existing Agreement to extend the Longstop Date and modify certain other provisions, on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Clause 14.16, amendments to the Existing Agreement must be contained in a written agreement.

THIS DEED WITNESSES as follows:

1.          Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2.          Amendments to the Existing Agreement. As of the Effective Date, the ExistingAgreement is hereby amended or modified as follows:

(a)          Clause 4.7.1 of the Existing Agreement is hereby amended by deleting the words “15 February 2018” and substituting in lieu thereof the words “23 February 2018”.

(b)          New Clause 14.21 is hereby added to the Existing Agreement, as follows:

Purchaser’s Additional Termination Right

In the event Completion has not occurred prior to the ex-dividend date with respect to the first calendar 2018 record date established by the Company for determining entitlement to a dividend on the Shares, the Purchaser may terminate this Agreement by written notice to the Seller and Abengoa.

(c)          Schedule 2, Part 2, Paragraph 6 of the Existing Agreement (pertaining to registrable person statements) is hereby deleted.

3.          Date of Effectiveness; Limited Effect. This Amendment will be deemed effective on the Effective Date. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties and Abengoa. On and after the Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by this Amendment.

4.           Representations and Warranties. Each Party and Abengoa hereby represents and warrants to the others that:

(a)        It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Existing Agreement as amended by this Amendment.

(b)        The execution of this Amendment by any individual whose signature is set forth at the end of this Amendment on its behalf, and the delivery of this Amendment by it, have been duly authorized by all necessary action by it.

5.           Counterparts. This Amendment may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which when executed and delivered shall be an original but all the counterparts together constitute one instrument.

6.           Governing Law. This Amendment and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

7.           Costs. The Parties and Abengoa shall pay their own costs in connection with the preparation and negotiation of this Amendment and any matter contemplated by it.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, this Deed has been executed by each of the Parties and Abengoa and is intended to be and is hereby delivered on the date first written above.

EXECUTED AS A DEED by

ACIL LUXCO 1, S.A.

a company incorporated in Luxembourg,

acting by Christian Anders Digemose and Joost Mees,

who, in accordance with the laws of that

territory, are acting under the authority of

the Seller

/s/ Christian Anders Digemose
(Signature of authorised person)

/s/ Joost Mees
(Signature of authorised person)

Deed of Amendment No. 2 Signature Page 1 of 3

EXECUTED AS A DEED by

ALGONQUIN POWER & UTILITIES CORP.

a company incorporated in Canada

acting by Ian Robertson and Chris Jarratt

who, in accordance with the laws of that territory,

are acting under the authority of the Purchaser

/s/ Ian Robertson
(Signature of authorised person)

/s/ Chris Jarratt
(Signature of authorised person)

Deed of Amendment No. 2 Signature Page 2 of 3

EXECUTED AS A DEED by

ABENGOA, S.A.

a company incorporated in Spain

acting by Gonzalo Urquijo and Joaquín Fernández de Piérola

who, in accordance with the laws of that territory,

are acting under the authority of Abengoa, S.A.

/s/ Gonzalo Urquijo
(Signature of authorised person)

/s/ Joaquín Fernández de Piérola
(Signature of authorised person)

Deed of Amendment No. 2 Signature Page 3 of 3